Exhibit 5.1

[Letterhead of Cadwalader, Wickersham & Taft LLP]

July 25, 2018

Destination Maternity Corporation

232 Strawbridge Drive

Moorestown, NJ 08057

Re: Destination Maternity Corporation: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Destination Maternity Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to $75,000,000 aggregate initial offering price of the following securities: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) depositary shares representing fractional interests in shares of Common Stock or Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (v) rights to subscribe for and to purchase Common Stock or Preferred Stock (the “Subscription Rights”) and (vi) units consisting of one or more of the foregoing securities (the “Units” and, together with the securities specified in clauses (i) through (v) above, the “Securities”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Warrants, if any, may be issued under one or more warrant agreements to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent” and each such warrant agreement, a “Warrant Agreement”). The Depositary Shares, if any, may be issued under one or more deposit agreements to be entered into between the Company and a bank or trust company as depositary (each such agreement, the “Deposit Agreement”). The Subscription Rights, if any, may be issued under one or more rights agreement to be entered into between the Company and a third party, as rights agent (the “Rights Agent” and each such rights agreement, a “Rights Agreement”). The Units, if any, may be issued under one or more unit agreements to be entered into between the Company and a bank or trust company as unit agent (the “Unit Agent” and each such unit agreement, a “Unit Agreement”).

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus that is a part of the Registration Statement (the “Prospectus”) and such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below.

In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon certificates and oral or written statements and other information obtained from the Company. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

Provided that any issuance of Common Stock by the Company is duly authorized by the Company’s Board of Directors (the “Board”) and that the total number of shares of Common Stock issued by the Company at no time exceeds the maximum number of shares of Common Stock authorized to be issued by the Company’s certificate of incorporation, the shares of Common Stock, when issued, paid for and delivered, in each case as contemplated by the Prospectus, as the same may be amended or supplemented from time to time, will be validly issued, fully paid and nonassessable.

2.

Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be amended or supplemented from time to time, and provided that any issuance of Preferred Stock by the Company is duly authorized by the Board and that the total number of shares of Preferred Stock issued by the Company at no time exceeds the maximum number of shares of Preferred Stock authorized to be issued by the Company’s certificate of incorporation, the shares of Preferred Stock, when issued, paid for and delivered, in each case as contemplated by the Prospectus, as the same may be amended or supplemented from time to time, will be validly issued, fully paid and non-assessable.

3.

Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be amended or supplemented from time to time, the Warrants, when duly authorized and executed by the Company, authenticated by the Warrant Agent pursuant to the terms of the Warrant Agreement and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.

Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, and provided that any issuance of Depositary Shares is duly authorized by the Board and that the number of Depositary Shares issued by the Company at no time exceeds the maximum amount of shares of Common Stock or Preferred Stock, as applicable, authorized to be issued by the Company’s certificate of incorporation, the Depositary Shares, when issued, paid for and delivered pursuant to the terms of the Deposit Agreement, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be validly issued fully paid and non-assessable.

5.

Subject to the taking of the additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Units, when duly authorized and executed by the Company, authenticated by the Unit Agent pursuant to the terms of the Unit Agreement and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sough in a proceeding at law or in equity).

6.

Subject to the taking of additional proceedings contemplated by the Prospectus, as the same may be supplemented from time to time, the Subscription Rights, when duly authorized and executed by the Company, authenticated by the Rights Agent pursuant to the terms of the Rights Agreement and sold and delivered by the Company, in each case as contemplated by the Prospectus, as the same may be supplemented from time to time, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sough in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very yours truly,
/s/ Cadwalader, Wickersham & Taft LLP